Exhibit 10.35

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

LICENSE AGREEMENT

This License Agreement (the “Agreement”), made and effective as of June 28, 2010 (the “Effective Date”), by and between E. I. du Pont de Nemours and Company, a Delaware corporation having its principal place of business at 1007 Market Street, Wilmington, Delaware 19898 (“DuPont”) and Bioamber S.A.S., a French corporation having its principal place of business at Route de Bazancourt, F-51110, Pomacle France (“Bioamber”). In this Agreement DuPont and Bioamber shall also be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, DuPont is has certain rights in certain U.S. patents, which patents are [***], pertaining to the [***] to produce 1,4 butanediol (“BDO”) and tetrahydrofuran (“THF”).

WHEREAS, DuPont is the owner of the Licensed Intellectual Property (as defined below);

WHEREAS, Bioamber is in the business of manufacturing succinic acid and derivative products used in a variety of applications; and

WHEREAS, Bioamber desires to obtain a sublicense under the aforementioned patents and a license to the Licensed Intellectual Property, all to produce BDO and THF from succinic acid according to the terms hereof, and DuPont is willing to grant such sublicense and rights to Bioamber.

NOW, THEREFORE, in accordance with the foregoing recitals and the rights and obligations specified herein, and for good and valuable consideration, the receipt of which is hereby recognized, DuPont and Bioamber agree as follows:

1.	DEFINITIONS

1.1. “Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly Controls or is Controlled by or is under common Control with a Party to this Agreement, for so long as such Control-based relationship exists.

1.2. “Catalysts” mean those catalysts claimed in the Sublicensed Patents.

1.3. “Confidential Information” means information disclosed by a Disclosing Party hereunder when such is identified as the confidential information of the Disclosing Party. Tangible embodiments of information shall be deemed as “identified as confidential information” if clearly labeled as “Confidential” or “Proprietary” or with some other legend or marking indicating the confidential nature of the information. Information that is disclosed verbally or by other non-tangible disclosure to the Receiving Party shall be deemed as “identified as confidential information” if it is set forth by the Disclosing Party in a writing clearly labeled “Confidential” or “Proprietary” or with some other legend or marking indicating the confidential nature of the information, and the writing is delivered to the Receiving Party within fifteen (15) days of said verbal/non-written disclosure. Information disclosed verbally or by other non-written disclosure to the Receiving Party shall be treated as Confidential Information during the fifteen (15) day period following such disclosure.

* Confidential treatment requested

1.3.1. Information shall not be considered Confidential Information to the extent that any such information was (a) as of the date of disclosure to the Receiving Party, known to the Receiving Party and such knowledge can be substantiated by reasonable documentation; (b) as of the date of disclosure to the Receiving Party, disclosed in published literature or generally available to the public; (c) after the date of disclosure to the Receiving Party, disclosed in published literature or generally available to the public, other than by a breach by the Receiving Party of the obligations of confidentiality and non-use set forth in this Agreement; (d) developed by the Receiving Party independently from, and without exposure to, the information provided by the Disclosing Party; or (e) obtained by the Receiving Party from a third party without binder of secrecy, provided that such third party had no obligation of confidentiality to the Disclosing Party or any of its Affiliates relating to the Confidential Information.

1.3.2. Information disclosed hereunder shall not be deemed to be within the exceptions merely set forth in Section 1.3.1 merely because such information is embraced by more general knowledge in the public domain or in the Receiving Party’s possession. In addition, no combination of features shall be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the Receiving Party’s possession, but only if the combination itself and its principles of operation are in the public domain or in the Receiving Party’s possession.

1.3.3. For the purposes of Sections 1.3 through 1.3.3, inclusive, “information” includes, without limitation, all information relating to existing and potential inventions (whether or not reduced to practice), discoveries, know-how, technologies, reports, data, results, observations, computer programs, patent applications, hypotheses, research directions, developments, improvements, drawings, designs, specifications, methodologies, algorithms, formulas, protocols, strategic plans, business plans, business opportunities, draft and/or final regulatory filings, customers, potential customers, suppliers, markets, contracts, prices, products, personnel, strategies, policies, systems, procedures, information, processes, research, applications, methods of manufacture and any other information relating to the Disclosing Party or any of its Affiliates.

1.4. “Commercial Field” means the manufacture of Hydrogenation Products and the use, selling or otherwise transferring, offering for sale, and/or exporting of such Hydrogenation Products.

1.5. “Control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.6. “Delayed Rights Date” [***].

* Confidential treatment requested

1.7. “Development Period” means the period commencing on the Effective Date and ending on the earlier of (a) the [***] year anniversary of the Effective Date, and (b) the date on which DuPont receives a written notice from Bioamber indicating that the Development Period has ended and Bioamber’s right of termination pursuant to Section 6.2 has terminated, provided that in no event shall the Development Period end prior to the Delayed Rights Date.

1.8. “Disclosing Party” means a Party disclosing its Confidential Information to a Receiving Party hereunder.

1.9. “DuPont Background Technology” means all inventions, know-how, technology, or other information related to the [***] as of the Effective Date.

1.10. “DuPont Indemnitees” means DuPont and its directors, officers, agents, employees, contractors, and representatives; DuPont’s Affiliates and their directors, officers, agents, employees, contractors, and representatives of DuPont’s Affiliates; and the successors, heirs and assigns of any of the foregoing.

1.11. “Exclusion Period” means the [***] year period commencing on the Effective Date and ending on the [***] year anniversary of the Effective Date.

1.12. “Hydrogenation” means the process of hydrogenating succinic acid as claimed in the Sublicensed Patents.

1.13. “Hydrogenation Products” means [***].

1.14. “Improvements” means all inventions, know-how, technology, or other information discovered or developed by or for Bioamber during the Term related to the Sublicensed Patents to the extent that such inventions, know-how, technology, or other information is not incorporated in the DuPont Background Technology.

1.15.	[***]

1.16. “Licensed Intellectual Property” means the information in the Technical Reports and the Technical Know-how.

1.17. “Patent Challenge” means a challenge to the validity, patentability, enforceability and/or non-infringement of any of the Sublicensed Patents or otherwise opposing any of the Sublicensed Patents.

1.18.	[***]

1.19. “Receiving Party” means a Party receiving Confidential Information from the Disclosing Party hereunder.

1.20. “Representatives” means the directors, officers, employees, agents, contractors, and/or Affiliates of a Receiving Party to whom the Receiving Party needs to disclose Confidential Information in connection with the Parties’ performance under this Agreement.

1.21. “Research Field” means making research and development quantities of Hydrogenation Products and using such Hydrogenation Products for one’s own internal research purposes. For the purposes of this Agreement “research and development quantities” includes such amounts as would be used or produced in laboratory scale research projects, but does not include amounts used or produced in pilot study projects.

1.22. “Sublicensed Patents” means the [***] and listed in Schedule A.

* Confidential treatment requested

1.23. “Technical Know-how” means the information in the responses to any consulting questionnaires provided pursuant to Section 2.9.1.

1.24. “Technical Reports” means the documents listed in Schedule B.

1.25. “Term” means the period starting on the Effective Date and ending on the [***] anniversary of the Effective Date.

1.26. “Third Party” means an entity other than DuPont or Bioamber. Third Parties include, without limitation, the Affiliates of the Parties.

2.	SUBLICENSE GRANT

2.1. Grant.

2.1.1. DuPont hereby grants the following rights to Bioamber solely within the Research Field: (a) a non-exclusive, worldwide sublicense, under the Sublicensed Patents to perform Hydrogenation, and (b) a non-exclusive, worldwide license, under the Licensed Intellectual Property to perform Hydrogenation. The sublicense and license granted in this Section 2.1.1 shall be effective as of the Effective Date.

2.1.2. DuPont hereby grants the following rights to Bioamber solely within the Commercial Field: (a) a non-exclusive, worldwide sublicense, under the Sublicensed Patents to perform Hydrogenation, and (b) a non-exclusive, worldwide license, under the Licensed Intellectual Property to perform Hydrogenation. The sublicense and license granted in this Section 2.1.2 shall be effective as of the Delayed Rights Date, provided that on the Delayed Rights Date Bioamber is in compliance with all the terms and conditions of this Agreement.

2.2. Sublicensing Rights.

2.2.1. As of the end of the Development Period, Bioamber shall have the right to sublicense the rights granted pursuant to Section 2.1.1 and/or 2.1.2 to Third Parties, subject to DuPont having the right to reject any potential sublicensee, and provided that any such Third Party agrees to abide by all the terms of this Agreement as they apply to Bioamber as a rights grantee hereunder. Bioamber shall grant no sublicenses during the Development Period other than sublicenses of the rights granted pursuant to Section 2.1.1 to allow Third Parties to assist Bioamber with the further development pursuant to Section 2.12.2.

a. Prior to the granting of any such sublicense, Bioamber will provide DuPont a written notice identifying the potential Third Party that Bioamber desires to sublicense and the scope of the rights Bioamber desires to sublicense to such Third Party.

b. DuPont shall have thirty (30) days from the receipt of such notice to provide a written notice to Bioamber rejecting such Third Party as a sublicensee. Failure by DuPont to provide such notice to Bioamber within the above-noted thirty (30) day period shall be deemed as DuPont having waived its right to reject such potential sublicensee to be granted rights of the scope set forth in the notice.

c. DuPont agrees to not exercise its right of rejection in a commercially unreasonable manner, and DuPont agrees not to reject a proposed sublicensee

* Confidential treatment requested

solely on the grounds that it is a competitor of DuPont. The fact that DuPont has rejected or failed to reject any potential sublicensee shall create no obligation on DuPont with respect to its right of rejection with respect to any other potential sublicensee presented by Bioamber.

d. In the event that DuPont fails to exercise its right of rejection hereunder and, DuPont shall incur no liability for the actions of Bioamber or any sublicensee as a result of DuPont allowing Bioamber to sub-license the rights granted pursuant to Section 2.1.1 and/or 2.1.2 to any Third Party, and Bioamber hereby indemnifies and hold DuPont harmless in the event of any such claim.

2.2.2. Provided that this Agreement is not terminated pursuant to any of Sections 6.2, 6.3.1, 6.3.2, 6.4, and or 6.5 through 6.5.2, inclusive, DuPont agrees that it shall grant a license granting such Third Party sublicensee the rights granted pursuant to Section 2.1.1 and/or 2.1.2 to those Third Parties having a valid sublicense to the rights granted pursuant to Section 2.1.1 and/or 2.1.2 on the date this Agreement is so terminated, provided that any such Third Party sublicensee(s) is not then in default under the terms of the sublicense agreement between the Third Party and Bioamber and further provided that DuPont shall be under no obligation to grant any such license in the event that so doing would violate any law or legal or governmental regulation. The financial terms of such license between DuPont and the Third Party shall be the same as those set forth in the sublicense agreement then in effect between the Third Party and Bioamber. The license agreement between DuPont and such Third Party shall obligate such Third Party to immediately pay to DuPont any amount in arrears under the sublicensee agreement between the Third Party and Bioamber and shall obligate such Third Party to abide by all the terms of this Agreement as they apply to Bioamber as a rights grantee hereunder. DuPont’s obligations under this Section shall not apply to any sublicense granted during the Development Period. Other than the granting of a license as described above, DuPont shall have no affirmative to take any action that Bioamber may have had in the sublicense agreement between the Third Party and Bioamber, including without limitation the obligation to provide any training, rights to improvements, technical services, etc.).

2.2.3. Bioamber shall promptly notify DuPont of the identity of any Third Party to which it has sub-licensed the rights granted pursuant to Section 2.1.1 and/or 2.1.2.

2.3. License Restrictions and Limitations.

2.3.1. The Parties each agree that the rights granted pursuant to Section 2.1.1 do not include any rights to use or make the Catalysts, other than for the performance of Hydrogenation in the Research Field.

2.3.2. The Parties each agree that the rights granted pursuant to this Section 2.1.2 do not include any rights to use, manufacture, offer for sale, sell, or export the Catalysts, other than for the performance of Hydrogenation in the Commercial Field.

2.3.3. The Parties each agree that Bioamber shall make no use of the Catalysts, other than for the performance of Hydrogenation in the Research Field or for the performance of Hydrogenation in the Commercial Field, as licensed hereunder

2.3.4. The Parties each agree that the Licensed Intellectual Property contains no information concerning the production or use of [***]. The Parties each agree that the

* Confidential treatment requested

rights granted pursuant to Sections 2.1.1 and/or 2.1.2 do not include any rights to produce [***]. This Section, however, shall not be construed to restrict Bioamber or its customers from using for any purpose the Hydrogenation Products made or produced pursuant to this Agreement. .

2.3.5. The Parties each agree that Bioamber shall make no use of the rights granted pursuant to Sections 2.1.1 and/or 2.1.2 and or the Licensed Intellectual Property to produce or use [***].

2.3.6. The Parties each agree that Bioamber shall not make any use of the Licensed Intellectual Property outside the scope of the rights granted in Sections 2.1.1 and 2.1.2.

2.3.7. The Parties each agree that DuPont has made no representation that the Licensed Intellectual Property contains information concerning the production or use of [***] or that the rights granted in Sections 2.1.1 and 2.1.2 will allow Bioamber to make any use of the Licensed Intellectual Property outside the scope of the rights granted in Sections 2.1.1 and 2.1.2 or to produce [***].

2.4. Commercial Benefits. The Parties each agree that the benefits accruing to Bioamber pursuant to this Agreement are not limited to the rights granted pursuant to Sections 2.1.1 and 2.1.2 under the Sublicensed Patents. The Parties each agree that as a primary consideration Bioamber receives additional commercial benefits, including, without limitation, benefits from having access to the Licensed Intellectual Property as allowed hereunder, the reduction or abatement of research expenses that Bioamber would incur absent to access to the Licensed Intellectual Property, the forbearance obligations on DuPont (as set forth in Sections 2.7.1 through 2.7.1.b, inclusive, and being able to perform Hydrogenation, as licensed hereunder, earlier in time than Bioamber would have been able to do absent the access to the Licensed Intellectual Property as allowed hereunder.

2.5. No Implied Licenses. There are no rights or licenses implied for either Party to practice the Confidential Information and/or intellectual property of the other Party and /or any Third Party, except as expressly provided and granted in this Agreement.

2.6. Owners of the Sublicensed Patents.

2.6.1. Bioamber acknowledges that neither DuPont nor any Affiliate of DuPont can in any way restrict [***]. Nothing in this Agreement shall create for DuPont or any of its Affiliates any obligation to restrict or attempt to restrict [***]. Nothing in this Agreement shall create for Bioamber any remedy in the event [***] in a manner that is contrary to the interests of Bioamber.

2.6.2. As neither DuPont nor any Affiliate of DuPont is the owner of the Sublicensed Patents, the Parties agree that neither DuPont nor any Affiliate of DuPont is under any obligation to prosecute, maintain, or otherwise keep the Sublicensed Patents in force, or enforce the Sublicensed Patents against any Third Party or to require any Third Party to do any of the same. Nothing in this Agreement shall create for Bioamber any remedy in the event [***] fails to prosecute, maintain, or otherwise keep the [***] in force, or enforce the [***] against any Third Party, even if the results of such failure by [***] are contrary to the interests of Bioamber.

2.6.3. Neither DuPont nor any Affiliate of DuPont is under any obligation to do any of the following (a) seek, prosecute, maintain, or otherwise keep any intellectual property

* Confidential treatment requested

right in the Licensed Intellectual Property or (b) enforce any intellectual property right in the Licensed Intellectual Property against any Third Party or (c) require any Third Party to do (a) or (b) above. Nothing in this Agreement shall create for Bioamber any remedy in the event DuPont fails to do (a), (b), and/or (c) above.

2.6.4. Nothing in this Agreement shall create for Bioamber any remedy in the event [***] performs, or fails to perform, any act, even if the results of such performance/non-performance are contrary to the interests of Bioamber. Without limiting the foregoing, nothing in this Agreement shall create for Bioamber any remedy in the event [***] publishes any portion of the [***].

2.7. Exclusivity with Respect to DuPont.

2.7.1. During the Exclusion Period and so long as Bioamber has not breached any material provision of this Agreement, DuPont shall not do any of the following:

a. grant to any Third Party a sublicense to any of the rights granted Bioamber pursuant to Sections 2.1 through 2.2.1.d, inclusive, or

b. to the extent DuPont may so forebear without violating an obligation to a Third Party (such Third Parties to include without limitation, [***]), share the contents of any of the Licensed Intellectual Property with Third Parties, other than as required for DuPont to practice on its own behalf, as permitted under this Agreement.

2.7.2. It shall not be considered a breach of DuPont’s forbearance obligations set forth in this Agreement, nor shall Bioamber or any of its sublicensees gain any remedy, if DuPont shares the contents of the Licensed Intellectual Property in response to a request by any legal or regulatory authority to do so, or in any legal action or proceeding.

2.7.3. For so long as this Agreement is in effect, absent the express written permission of Bioamber, DuPont shall not [***]. Nothing in this Agreement shall be interpreted as limiting DuPont’s right to [***].

2.8. Technical Reports. Within ten (10) days of the Effective Date, DuPont shall provide the Technical Reports to Bioamber.

2.9. Technical Know-how. DuPont shall provide Technical Know-how to Bioamber to clarify the technical information concerning Hydrogenation and the Technical Reports licensed pursuant to Section 2.1.1 and 2.1.2, as follows:

2.9.1. DuPont shall expend up to [***] person-days, tallied in [***] increments, making a good faith effort to provide answers to questionnaires submitted by Bioamber during the first twelve (12) months after the Effective Date, provided that

a. such responses do not require DuPont to violate an obligation it has to any Third Party (such Third Parties to include without limitation, [***]) with respect to information Bioamber desires to be included in such response, and

b. nothing in this Agreement obligates DuPont to perform any searches of external records or perform any experimental work or perform any other act than a review of its readily available internal records to provide a response to the questionnaires.

* Confidential treatment requested

2.9.2. During the [***] years following the Effective Date, at Bioamber’s request, DuPont may expend efforts preparing written responses to questionnaires submitted by Bioamber after the twelve (12) month anniversary of the Effective Date and/or requiring the expenditure of effort by DuPont in addition to the [***] person-days set forth in Section 2.9.1 at DuPont’s sole discretion, such additional effort to be provided, if DuPont decides to so provide, at a cost to Bioamber of [***] per day, billed in [***] increments. DuPont shall invoice Bioamber for any fees or expenses incurred pursuant to this Section.

2.10. [***] Suppliers. During the first [***] of the Term, DuPont shall provide to Bioamber (a) manufacturing protocols for [***], (b) a list of the Third Parties that manufacture [***], and (c) [***].

2.11. Provision of [***] to DuPont. Bioamber agrees that it will, at DuPont’s request, negotiate in good faith with DuPont concerning entering into an agreement with DuPont regarding [***]. Any agreement resulting from such negotiations will obligate Bioamber to [***].

2.12. Improvements.

2.12.1. DuPont shall be under no obligation to make any further development or improvement to, in connection with, the Licensed Intellectual Property.

2.12.2. The rights granted pursuant to Sections 2.1.1 and/or 2.1.2 includes the right for Bioamber to further develop the inventions claimed in the Sublicensed Patents and Licensed Intellectual Property within the scope of the license rights granted in Sections 2.1.1 and/or 2.1.2. Such development shall be directed, namely and without limitation, towards methods of manufacturing Hydrogenation Products using a biobased succinic acid feedstock.

2.12.3. As part of such further development, Bioamber will test the Catalysts with succinic acid derived from Bioamber’s fermentation broth and proprietary downstream purification process. Bioamber will communicate the results of such evaluations to DuPont, which results shall be considered as Confidential Information of Bioamber.

2.12.4. The Parties acknowledge and agree that [***].

2.12.5. Bioamber shall have the right at its own discretion to secure intellectual property protection in any of the Improvements at its own expense.

2.12.6. Bioamber shall report all Improvements to DuPont promptly after the creation of such Improvement.

2.12.7. Bioamber shall provide DuPont with a semi-annual summary report regarding any further evaluations of, development in, or improvement to, the Licensed Intellectual Property. Such reports will include any Improvements made by Bioamber. Such reports will be sent to DuPont at the address set forth in Section 8.1.

2.13.	[***].

2.14.	[***].

2.14.1. [***].

2.14.2. [***].

* Confidential treatment requested

3.	PAYMENTS

3.1. Initial Payment. Bioamber shall make a lump-sum payment to DuPont of [***], within ten (10) days following the Effective Date, which payment shall not be creditable or refundable in any event.

3.2. Royalties. In further consideration of the non-exclusive rights granted in Sections 2.1 through 2.2.3, , inclusive, and the commercial benefits afforded Bioamber thereby, as noted in Section 2.4, Bioamber shall pay DuPont the following amounts, subject to Section 3.4.2

3.2.1. [***] percent [***] of all consideration received by Bioamber, including without limitation, [***]; and

3.2.2. [***] percent [***] of net sales of [***], less (a) [***] invoiced to the Third Party transferee of [***] and (b) [***] and (c) [***], all as determined according to standard accounting practices.

3.2.3. Notwithstanding the foregoing, no royalty will be paid on Bioamber sales of [***] to DuPont from Bioamber that [***].

3.3. Minimum Royalties. The following minimum annual royalty payments shall be paid by Bioamber to DuPont to maintain the non-exclusive rights granted in Sections 2.1 through 2.2.3, inclusive:

3.3.1. Subject to Section 3.4.2, within thirty (30) days following the first anniversary of the Effective Date, Bioamber will pay DuPont a minimum royalty of [***], less any amount paid by Bioamber to DuPont pursuant to Sections 3.2 through 3.2.2, inclusive, during the twelve (12) months preceding the first anniversary of the Effective Date.

3.3.2. Within thirty (30) days following the second anniversary of the Effective Date and each subsequent anniversary of the Effective Date thereafter, subject to Section 5.4, Bioamber will pay DuPont a minimum royalty of [***], less any amount paid by Bioamber to DuPont pursuant to Sections 3.2 through 3.2.2, inclusive, during the twelve (12) months preceding the relevant anniversary of the Effective Date.

3.4. Infringement Claims by Third Parties.

3.4.1. If the practice of the license rights granted pursuant to this Agreement results in a Third Party bringing a claim, suit or proceeding alleging patent infringement against Bioamber, Bioamber shall promptly notify DuPont in writing setting forth the facts of such claim in reasonable detail.

3.4.2. Royalty Abatement. If it is impossible for Bioamber to practice the rights granted pursuant to Sections 2.1.1 and/or 2.1.2 without obtaining a license from the Third Party asserting an infringement claim pursuant to Section 3.4 and Bioamber takes a license directly from the party alleging infringement, DuPont shall [***] set forth in Sections 3.2.1 and/or 3.2.2 and [***] set forth in Section 3.3.1 and 3.3.2 by an amount equal to [***] percent [***] of the royalties [***], provided that in no event shall the [***] set forth immediately above be [***].

3.5. Invoices for Additional Technical Know-how. If DuPont expends any effort providing Technical Know-how to Bioamber pursuant to Section 2.9.2, Bioamber shall pay invoices from DuPont for such efforts within thirty (30) days of Bioamber’s receipt thereof.

* Confidential treatment requested

3.6. Payment Period.

3.6.1. Bioamber and DuPont each understands and agrees as follows:

a. all the Sublicensed Patents are set to expire prior to the end of the Term;

b. the Sublicensed Patents could each be abandoned or be held invalid or unenforceable at any time prior to their scheduled expiration date;

c. and the Licensed Intellectual Property could become part of the public domain as a result of the actions of [***] or any Third Party to whom [***] has provided the Licensed Intellectual Property; and

d. the Parties have established the payment schedules set forth in this Agreement as a method of amortizing the financial consideration to be provided by Bioamber in return for the timeliness of benefits accruing to Bioamber hereunder, such benefits to include without limitation, the rights granted pursuant to Sections 2.1.1 and 2.1.2 and the commercial benefits set forth in Section 2.4.

3.6.2. As a result of the forgoing, the Parties each agree that Bioamber’s obligation to pay royalties and minimum royalties to DuPont as set forth in Sections 3.2 through 3.3.2, inclusive, shall continue through the Term, regardless of the status of the Sublicensed Patents or of the Licensed Intellectual Property, unless this Agreement is terminated pursuant to Section 6.2 or 6.3.3, in which case Bioamber’s obligation to pay royalties and minimum royalties to DuPont as set forth in Sections 3.2 through 3.3.2, inclusive, shall terminate at the date of termination of this Agreement.

3.7. Reports. Subsequent to the lump sum payment pursuant to Section 3.1, Bioamber shall report in writing to DuPont, within thirty (30) days after the end of each anniversary date of the Effective Date, the royalty payments and net sales of Hydrogenation Products subject to royalty payments pursuant to Article 3 during the prior twelve (12) month period. If there were no such royalties or sales, a report nevertheless shall be submitted so stating. Payment shall be submitted to DuPont concurrent with submission of the report. Unless DuPont notifies Bioamber otherwise, the report shall be submitted to:

E. I. du Pont de Nemours and Company

[***]

A copy of the report shall be submitted concurrently to the office receiving notices for DuPont in accordance with Section 8.1.

3.8. United States Dollars.

3.8.1. Unless DuPont notifies Bioamber otherwise, all payments due to DuPont hereunder shall be in U.S. Dollars and shall be submitted by wire transfer to:

[***]

3.8.2. In the event that royalties accrue in a currency other than U.S. Dollars, the royalties shall be converted into U.S. Dollars at the closing buying rate of the JPMorgan Chase Bank in effect on the last business day of the accounting period for which payment is due; provided, however, DuPont may notify Bioamber, for future payments, of (a) another published currency conversion standard that shall apply, or (b) wire transfer instructions for payment of royalties in the currency in which the royalties accrued.

* Confidential treatment requested

3.9. Late Payments. If any payment due hereunder is not paid when due, the unpaid amount shall bear interest at an annual rate of interest calculated at the Federal Reserve Prime Rate as reported by the Wall Street Journal on the date such payment is due, plus an additional [***], calculated on the number of days such payment is delinquent. Such interest shall accrue on the balance of unpaid amounts from the date such amounts become due until payment in full. The penalty and interest available to DuPont pursuant to this Section shall in no way limit any other remedies available to DuPont.

3.10. Record Retention. Bioamber shall keep, and require its sublicensees of the rights granted pursuant to Section 2.1.1 and/or 2.1.2 to keep, adequate records in sufficient detail to audit to completion Bioamber’s performance under, and compliance with, the terms of this Agreement and to verify the payments accrued, made, or to be made, and the accuracy of any reports provided hereunder. Bioamber shall maintain such records for at least three (3) years following the date on which a royalty report is due.

3.11. Audit Rights.

3.11.1. DuPont shall have the right, upon fifteen (15) days notice to Bioamber, to audit during regular business hours, those records deemed by the auditor to be reasonably necessary to audit to completion Bioamber’s performance under, and compliance with, this Agreement and to verify the payments accrued, made, or to be made, and the accuracy of any reports provided hereunder. During such examination, the auditor’s right to examine includes without limitation those records required to maintained pursuant to Section 3.10, as well as production and shipping logs and meeting notes and memoranda.

3.11.2. The auditor shall have the right, following reasonable notice to Bioamber, to interview, during regular business hours, Bioamber’s employees or contractors who may have access to information deemed by the auditor to be reasonably necessary to audit to completion Bioamber’s performance under, and compliance with, this Agreement and to verify the payments accrued, made, or to be made, and the accuracy of any reports provided hereunder.

3.11.3. The auditor shall be required to agree to terms of confidentiality consistent with this Agreement with respect to any confidential information it receives, provided that such agreement shall not prohibit the reporting to DuPont of any finding under the Audit. Bioamber shall require any sublicensees of the rights granted in Sections 2.1.1 and 2.1.2 to maintain such records as are required under this Agreement. Bioamber shall require any such sublicensees to allow DuPont to exercise the examination and interview rights granted hereunder with respect to any such sublicensee. .

3.11.4. Such examination and/or interviews shall not take place more often than once a year, nor cover any records or information that date prior to the date of the last such examination/interview.

3.11.5. In the event the report demonstrates that Bioamber has underpaid any amount contemplated hereunder, Bioamber shall promptly pay such amount together with interest calculated pursuant to Section 3.9.

3.11.6. [***].

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4.	CONFIDENTIAL INFORMATION

4.1. Confidentiality and Non-Use. Confidential Information disclosed by a Disclosing Party to a Receiving Party shall be maintained in strict confidence by the Receiving Party, and not used for any purpose other than those authorized by this Agreement, for [***] year period commencing from the Effective Date. Without limiting the foregoing, the Receiving Party shall not use Confidential Information to compete with or adversely affect the business or operations of the Disclosing Party or its Affiliates or those doing business with them. The Receiving Party may disclose Confidential Information to the Receiving Party’s Representatives on a “need to know” basis, so long as such Representatives agree to be bound by the obligations of confidentiality and non-use set forth in this Agreement or at least as strict as those set forth in this Agreement. The Receiving Party shall be responsible for any breach of the obligations of confidentiality and non-use set forth in this Agreement by any of the Receiving Party’s Representatives.

4.2. Required Disclosure. If a Receiving Party is required by law to disclose any Confidential Information, such Receiving Party shall (a) notify the Disclosing Party of such requirement sufficiently in advance of such required disclosure in order to permit the Disclosing Party to take steps to prevent such disclosure, and (b) prior to any disclosure consult with and assist the Disclosing Party in obtaining a protective order or other appropriate measure. In any event, the Receiving Party will disclose only that portion of the Confidential Information which is legally required and will use best efforts to assure that confidential treatment is accorded any Confidential Information so disclosed.

4.3. Equitable Relief. The Receiving Party acknowledges that (a) the Confidential Information disclosed to the Receiving Party by the Disclosing Party is the trade secret information of the Disclosing Party, (b) any breach of the obligations of confidentiality and/or non-use set forth herein may cause irreparable harm to the Disclosing Party, (c) in the event of such breach, damages alone will not be an adequate remedy to the Disclosing Party, and (d) in addition to all other remedies to which the Disclosing Party may be entitled hereunder or otherwise, the Disclosing Party may be entitled to injunctive relief, including specific performance, with respect to said obligations in any court of competent jurisdiction.

4.4. Return of Confidential Information. Upon request by the Disclosing Party at any time, the Receiving Party will promptly destroyed or return to the Disclosing Party (at the Disclosing Party’s sole option) the original and all copies of all the Disclosing Party’s Confidential Information and will, upon request, certify in writing to the Disclosing Party as to the Receiving Party’s compliance with this paragraph, except that the Receiving Party may keep one (1) copy for archival purposes only.

4.5. No Grant of Rights. Except as expressly set forth in this Agreement, the Receiving Party shall not be deemed to receive any right or license under any Confidential Information disclosed by a Disclosing Party pursuant to this Agreement.

4.6. Press Release. Bioamber may not issue any press release, advertisement, or any other communication concerning this Agreement, without the express written consent of DuPont. The Parties agree to release a press release of the form attached to this Agreement as Schedule C after the exact wording of such a press release has been agreed to by the Parties. The exact wording of the press release shall be agreed to by the Parties within thirty (30) days of the Effective Date. The parties may issues future additional press releases as the Parties may agree.

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5.	WARRANTIES AND LIMITATIONS

5.1. Representation. DUPONT REPRESENTS THAT IT HAS THE RIGHT TO GRANT THE RIGHTS GRANTED PURSUANT TO SECTIONS 2.1.1 AND 2.1.2 OF THIS AGREEMENT.

5.2. No Warranty of Success. DUPONT DOES NOT WARRANT OR GUARANTEE THAT ANY SUCCESSFUL COMMERCIAL RESULTS WILL BE OBTAINED BY BIOAMBER AS A RESULT OF EXERCISING THE RIGHTS GRANTED PURSUANT TO THIS AGREEMENT. NEITHER DUPONT NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO BIOAMBER OR ANY OF BIOAMBER’S SUBLICENSEES BECAUSE OF ANY FAILURE IN BIOAMBER AND/OR ITS SUBLICENSEES OPERATIONS.

5.3. General Disclaimer of Warranty. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY EXTENDED IN THIS ARTICLE 5.

5.4. No Warranty of Additional Obligation. DUPONT DOES NOT WARRANT OR GUARANTEE THAT BIOAMBER OR ANY OF ITS SUBLICENSEES OF THE RIGHTS GRANTED PURSUANT TO SECTION 2.1.1 AND/OR 2.1.2 MAY PRACTICE THE RIGHTS GRANTED PURSUANT TO SECTIONS 2.1.1 AND/OR 2.1.2 ABSENT OBTAINING LICENSE RIGHTS FROM ANY THIRD PARTY, REGULATORY APPROVAL, AND/OR PERMITS. NEITHER DUPONT NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO BIOAMBER OR ANY OF BIOAMBER’S SUBLICENSEES FOR COSTS INCURRED BY BIOAMBER OR ANY OF BIOAMBER’S SUBLICENSEES IN CONNECTION WITH OBTAINING ANY SUCH LICENSE RIGHTS, REGULATORY APPROVAL, AND/OR PERMIT.

5.5. Confidential Information. Any Confidential Information provided hereunder is provided “AS IS,” without warranty of any kind, including, without limitation, any warranty of non-infringement.

5.6. LIMITATION OF LIABILITY. IN THE EVENT BIOAMBER BRINGS AGAINST DUPONT ANY CLAIMS, SUITS, OR CAUSES OF ACTION, SEEKING DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, AWARDS FOR DAMAGES, ATTORNEY FEES, COURT COSTS, INTEREST, PENALTIES, ETC.), IN ANY WAY RELATED TO THIS AGREEMENT OR ANY RIGHTS LICENSED TO BIOAMBER UNDER THIS AGREEMENT OR ANY INFORMATION PROVIDED BY DUPONT TO BIOAMBER UNDER THIS AGREEMENT (INCLUDING WITHOUT LIMITATION A BREACH BY DUPONT OF ANY WARRANTY, REPRESENTATION OR OBLIGATION UNDER THIS AGREEMENT), BIOAMBER AGREES THAT THE TOTAL COMBINED LIABILITY (INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ALL CLAIMS, AWARDS FOR DAMAGES, ATTORNEY FEES, COURT COSTS, INTEREST, PENALTIES, ETC.) OF ALL DUPONT INDEMNITEES TO BIOAMBER RESULTING FROM ALL SUCH CLAIMS, SUITS, OR CAUSES OF ACTION SHALL BE NO GREATER THAN FOUR HUNDRED THOUSAND DOLLARS ($400,000.00).

5.7. SPECIAL DAMAGES. NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER FOR SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES THAT MAY BE INCURRED PURSUANT TO THIS AGREEMENT OR PERFORMANCE HEREUNDER.

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5.8. HEALTH AND SAFETY. DUPONT DOES NOT WARRANT OR GUARANTEE THAT THE EXERCISE OF THE RIGHTS GRANTED PURSUANT TO THIS AGREEMENT AND THE USE OF ANY PRODUCTS MADE PURSUANT TO THE PRACTICE OF SUCH RIGHTS WILL NOT RESULT IN SAFETY OR HEALTH HAZARDS TO WORKERS, THE ENVIRONMENT, OR TO PURCHASERS OF SUCH PRODUCTS.

5.9. INDEMNIFICATION BY BIOAMBER. BIOAMBER HAS SOLE DISCRETION AND RESPONSIBILITY FOR ITS DESIGN, MAKING, MANUFACTURE, AND SALE OF PRODUCTS PURSUANT TO THIS AGREEMENT. ACCORDINGLY, TO THE EXTENT PERMITTED BY THE LAW OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA, BIOAMBER SHALL INDEMNIFY, DEFEND, AND HOLD THE DUPONT INDEMNITEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, OBLIGATIONS, CAUSES OF ACTION, LIABILITY, COSTS AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, AWARDS FOR DAMAGES, ATTORNEY FEES, COURT COSTS, INTEREST, PENALTIES, ETC), INJURIES TO PERSONS (INCLUDING DEATH) OR PROPERTY (INCLUDING, WITHOUT LIMITATION, LOSS OF USE), PRODUCT LIABILITY CLAIMS, CLAIMS FOR PATENT INFRINGEMENT, CLAIMS BY THE OWNER OF THE SUBLICENSED PATENTS THAT PRACTICING HYDROGENATION AS PERFORMED BY BIOMABER VIOLATES THE TERMS OF ANY AGREEMENT [***] HAS WITH DUPONT (EXCEPTING [***]), AND CLAIMS FOR DAMAGE TO THE ENVIRONMENT (COLLECTIVELY, “LIABILITIES”), WHATEVER THE CAUSE MAY BE, BASED UPON, ARISING OUT OF, OR RELATED TO THE ACTS OR OMISSIONS OF BIOAMBER AND ITS AFFILIATES AND/OR ANY OF THEIR EMPLOYEES, OFFICERS, EMPLOYEES, AND CONSULTANTS,SUBLICENSEES OR OTHER PERSONS ACTING ON THEIR BEHALF OR UNDER THEIR CONTROL, IN CONNECTION WITH BIOAMBER’S AND/OR ANY BIOAMBER SUBLICENSEES’ EXECUTION, DELIVERY AND PERFORMANCE OF, OR FAILURE TO PERFORM, THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LIABILITIES ARISING OUT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE DUPONT INDEMNITEES, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE ESTABLISHED IN A COURT OF LAW TO HAVE BEEN CAUSED SOLELY AND DIRECTLY BY THE NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY OF THE DUPONT INDEMNITEES.

5.10. Insurance.

5.10.1. Bioamber, at its expense, shall carry and maintain in force at all times relevant hereto the following insurance, on policy forms and with insurance companies authorized to do business in the jurisdiction(s) where work is to be performed and acceptable to DuPont , at the indicated minimum coverage limits. Such insurance coverage shall be of an “occurrence-based” basis, or Bioamber shall secure and maintain “tail insurance” coverage for acts occurring during the Term. DuPont shall be named as a loss payee and co-insured thereon (except for the policy for Worker’s Compensation). Bioamber shall provide proof of such insurance to DuPont upon request. In the event DuPont has requested proof of such coverage and Bioamber has not provided such proof to DuPont within thirty (30) days of such request, DuPont may obtain such coverage for Bioamber, at Bioamber’s expense, if the same is not obtained and proof thereof given to DuPont.

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a. Workers’ Compensation - Statutory; Employer’s Liability - [***] per accident/per employee; and such other insurance as may be required by Statutory law. This policy shall include a waiver of subrogation to DuPont. The obligation set forth in this Section is shall only apply if Bioamber builds and/or operates plants producing Hydrogenation Products.

b. Commercial General Liability (Occurrence Form), including Contractual Liability and liability for Products and Completed Operations, in a combined limit for Bodily Injury and Property Damage - [***] per occurrence. This policy shall name DuPont as additional insured.

c. Other insurance appropriate for Bioamber’s business or as required by law.

5.10.2. Bioamber shall maintain in force the insurance required by Sections 5.10.1 through 5.10.1.c, inclusive, and shall seasonably renew all required coverage during the Term.

5.10.3. Upon the request of DuPont, Bioamber shall provide DuPont with certificates of insurance evidencing the coverage. Such certificates shall be on a standard insurance industry form and underwritten by a carrier with an AM Best rating of A- or above. Such certificates shall provide that the insurer will give DuPont at least thirty (30) days advance notice of any changes in, or cancellation or non-renewal of, coverage and note any exclusions.

5.10.4. Bioamber shall require that any sublicensee carry the same coverage in the same limits as set out above and other coverage as Bioamber deems appropriate and shall provide proof of such coverage.

5.10.5. Bioamber shall require that any subcontractor it employs carry the same coverage in the same limits as set out above and other coverage as Bioamber deems appropriate and shall provide proof of such coverage.

5.10.6. Neither failure of Bioamber to comply with any or all of the insurance sections of the Agreement, nor the failure to secure endorsements on policies as may be necessary to carry out the terms and sections of the Agreement, shall be construed to limit or relieve Bioamber from any of its obligations under the Agreement.

6.	TERM AND TERMINATION

6.1. Term. This Agreement shall be in effect for the Term, unless earlier terminated in accordance with this Agreement.

6.2. Termination Without Cause. During the Development Period, Bioamber may terminate this Agreement at any time, and for any reason whatsoever, by providing DuPont with thirty (30) days advance written notice of termination. Such termination shall be effective thirty (30) days after DuPont’s receipt of the notice.

6.3. Termination for Cause.

6.3.1. If Bioamber breaches, or defaults in the performance of, or fails to be in compliance with, any material warranty, representation, agreement or covenant of this Agreement, other than a breach of its obligation to make any payment due under Article

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3, and such default or noncompliance shall not have been substantially remedied, or steps initiated to substantially remedy the same to DuPont’s reasonable satisfaction, within sixty (60) days after receipt by Bioamber of a written notice thereof and demand to cure such default from DuPont, DuPont may terminate this Agreement. DuPont shall so terminate by providing a written notice of termination, and such termination shall be effective as of the date of Bioamber’s receipt of the notice of termination.

6.3.2. If Bioamber breaches, or defaults in the payment of any payment due under Article 3, and such default or noncompliance shall not have been substantially remedied, or steps initiated to substantially remedy the same to DuPont’s reasonable satisfaction, within thirty (30) days after receipt by Bioamber of a written notice thereof and demand to cure such default from DuPont, DuPont may terminate this Agreement. DuPont shall so terminate by providing a written notice of termination, and such termination shall be effective as of the date of Bioamber’s receipt of the notice of termination.

6.3.3. If DuPont breaches, or defaults in the performance of, or fails to be in compliance with, any material warranty, representation, agreement or covenant of this Agreement, and such default or noncompliance shall not have been substantially remedied, or steps initiated to substantially remedy the same to Bioamber’s reasonable satisfaction, within sixty (60) days after receipt by DuPont of a written notice thereof and demand to cure such default from Bioamber, Bioamber may terminate this Agreement. Bioamber shall so terminate by providing a written notice of termination, and such termination shall be effective as of the date of DuPont’s receipt of the notice of termination.

6.4. Bankruptcy. Should Bioamber (1) become insolvent or unable to pay its debts as they mature, or (2) make an assignment for the benefit of creditors, or (3) permit or procure the appointment of a receiver for its assets, or (4) become the subject of any bankruptcy, insolvency or similar proceeding, then DuPont may at any time thereafter terminate this Agreement. DuPont shall so terminate by providing a written notice of termination, and such termination shall be effective as of the date of Bioamber’s receipt of the notice of termination.

6.5. Termination for Patent Challenge.

6.5.1. In the event that Bioamber brings any Patent Challenge (except as required under a court order or subpoena) then DuPont may immediately terminate this Agreement. DuPont shall so terminate by providing a written notice of termination, and such termination shall be effective as of the date of Bioamber’s receipt of the notice of termination.

6.5.2. In the event that any such Patent Challenge brought by Bioamber is unsuccessful, Bioamber shall reimburse DuPont for all reasonable legal fees and expenses incurred in its defense of the Patent Challenge.

6.6. Effect of Termination.

6.6.1. On the date this Agreement is terminated for any reason prior to the end of the Term (the “Early Termination Date”), Bioamber shall immediately cease performing Hydrogenation using the Sublicensed Patents and the Licensed Intellectual Property until the later of (a) the termination/expiration of the last to terminate/expire of the Sublicensed Patents or (b) the end of the Exclusion Period.

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6.6.2. Early termination of this Agreement shall not affect the rights and obligations of either Party incurred prior to termination. For example, obligations to make payments then due, and to maintain Confidential Information in confidence, shall survive termination. Upon termination, each Party shall return Confidential Information of the other Party, or destroy it, as the Disclosing Party shall instruct, and cease any use of Confidential Information of the other Party.

6.6.3. If this Agreement is terminated prior to the end of the Term other than pursuant to Section 6.3.3, Bioamber hereby grants to DuPont, (a) a non-exclusive, worldwide, royalty-free license to use the Improvements, (b) a non-exclusive, worldwide, royalty-free license to any other know-how or developments made by or on behalf of Bioamber pursuant to Section 2.12 through 2.12.7, inclusive, related to the Sublicensed Patents and/or the Licensed Intellectual Property, and (c) a non-exclusive, worldwide, royalty-free license to any license rights obtained by or on behalf of Bioamber that are necessary or desirable to allow DuPont to grant licenses pursuant to Section 2.2.2.

6.6.4. If this Agreement is terminated prior to the end of the Exclusion Period other than pursuant to Section 6.3.3, DuPont’s obligations set forth in Sections 2.7 through 2.7.1.b, inclusive, shall terminate concurrently with the termination of this Agreement.

6.7. Termination Not Sole Remedy. Unless otherwise specified, termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as expressly agreed to herein.

6.8. Provision of Documents and Information. In addition to Bioamber’s obligation to return or destroy DuPont Confidential Information pursuant to Section 4.4, within ten (10) days of the termination or expiration of this Agreement, Bioamber shall (a) destroy or return to DuPont (at DuPont’s sole option) the original and all copies of all DuPont’s Confidential Information (except that Bioamber may keep one (1) copy for archival purposes only); (b) destroy or return to DuPont (at DuPont’s sole option) all documents containing derivative information based on such Confidential Information; and provide DuPont with copies of tangible embodiments of any other know-how or developments made by or on behalf of Bioamber pursuant to Section 2.12 through 2.12.7, inclusive, related to the Sublicensed Patents and/or the Licensed Intellectual Property. Bioamber will, upon DuPont’s request, certify in writing to DuPont as to Bioamber’s compliance with this Section

6.9. Survival. The provisions of Sections 2.6.1 through 2.6.4, inclusive, 3.9 through 3.11.6, inclusive, 6.7, and 6.9 and Articles 1, 4, 5, and 8 shall survive the expiration or termination of this Agreement. The obligation to pay amounts accrued under Article 3 prior to termination shall survive the expiration or termination of this Agreement. For the sake of clarity, the Parties each agree that the obligation to pay royalties and minimum royalties set forth in Sections 3.2 through 3.3.2, inclusive, shall not survive early termination of this Agreement.

7.	DISPUTE RESOLUTION.

7.1. Senior Executive Panel. If any dispute or claim arising under the Agreement cannot be readily resolved by the Parties, the Parties shall refer the matter to a panel consisting of one (1) senior executive from each party for review and resolution. The senior executive shall not have been directly involved in the claim or dispute. A copy of the Agreement terms, relevant facts, areas of disagreement, and concise summary of the basis for each side’s contentions will be

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provided to both executives who shall review the same, confer, and attempt to reach a mutual resolution of the issue. The senior executives shall attempt to meet in person or by phone and resolve the dispute within thirty business (30) days of their appointment.

7.2.	Mediation.

7.2.1. If the dispute cannot be resolved by the senior executive panel within ten (10) days of the date of the senior executive’s conference, then the Parties shall submit the matter to mediation within thirty (30) days thereafter in accordance with the rules of the American Arbitration Association, as modified herein, and each Party shall bear equally the costs of the mediation. Unless otherwise agreed by the Parties, the mediation will take place in Wilmington, Delaware.

7.2.2. The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they are unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

7.2.3. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days or such longer period as they may mutually agree following the initial mediation session.

7.2.4. The mediator, prior to any proceedings hereunder, will sign an agreement whereby any such mediator(s) agrees to keep the existence and substance of any proceedings hereunder in confidence.

7.3. Legal /Equitable Remedy. In the event the mediation fails to yield mutually satisfactorily results, nothing herein, however, shall preclude either Party from seeking remedy of a dispute in a court of law or equity in accordance with Section 8.2.

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8.	MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be given by either Party under this Agreement shall be in writing and shall be effective when delivered, if delivered by hand or by electronic facsimile or by courier or five (5) days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested. All such notices shall be addressed to each Party at the following addresses or such other address an may be designated by notice pursuant to this Section:

If to DuPont: E. I. du Pont de Nemours and Company [***]	If to Bioamber: Bioamber s.a.s. 1250 Rene-Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8 Attn: Mr. Jean-François Huc, Director General Phone : [***] E-Mail : [***] Facsimile : [***]
With a copy to : Boivin Desbiens Senecal, g.p. [***]

8.2. Choice of Law. The validity, interpretation and performance of this Agreement and any disputes arising thereunder shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. This Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. Any legal action arising from a dispute or question regarding the terms and conditions, or performance of this Agreement may be instituted only in the appropriate court for the State of Delaware or the United States District Court for the District of Delaware. Matters between the Parties pertaining to the validity or enforceability of United States Sublicensed Patents shall be instituted only in the United States District Court for the District of Delaware. Matters pertaining to the validity or enforceability of Sublicensed Patents, other than United States Sublicensed Patents, shall be interpreted and enforced in accordance with the laws of the territory in which such Sublicensed Patents exist. The Parties consent to the personal jurisdiction and waive any objection to the venue of these courts. The Parties further consent that any service of process may be served by overnight courier or express mail at the respective addresses stated in Section 8.1.

8.3. Assignment. This Agreement may be assigned or transferred by a Party to such entity that is the successor to substantially all of those business assets of the Party to which this Agreement applies, provided that the Party gives written notice thereof to the other Party within a reasonable time and such successor agrees in writing to abide by the terms and conditions hereof. Either Party may delegate performance hereunder, in whole or in part, to an Affiliate(s), but shall remain responsible for performance of its obligations hereunder. Notwithstanding the above, Bioamber shall not, and shall have no right to, assign this Agreement (a) any entity that DuPont would be barred from entering into the Agreement with under an law or regulation or (b) any entity in a country listed in Country Group E of the CFR Section 15 Supplement 1 to Part 740.

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8.4. Compliance with Laws. The Parties shall abide by the laws and regulations of the United States, including, without limitation, Export Control and related regulations that pertain to the export of technology.

8.5. Independent Contractors. Each Party shall remain an independent contractor. Nothing herein shall be construed as creating an agency or joint venture relationship between the Parties

8.6. Entire Agreement; Merger. This Agreement constitutes the entire agreement between the Parties concerning the subject matter contained herein. Any prior agreement between the Parties is subsumed by this Agreement. Any modifications shall be in writing, duly signed by both Parties. Any prior agreement, arrangement or undertaking, whether oral or in writing is hereby superseded.

8.7. Force Majeure. No Party shall be liable for any failure or delay in performance under this Agreement to the extent that, and for the period that, such failure or delay arises from Force Majeure and the affected Party has informed the other Party within five (5) business days in detail of the Force Majeure event. A Force Majeure consists of an event beyond the reasonable control of the affected Party and includes, without limitation, fire, explosion, earthquake, storm, flood, strike, labor difficulties, war, insurrection, riot, act of God or the public enemy, or any law, act, order, export or import control regulations, proclamation, decree, regulation, ordinance, or instructions of local, state, federal or foreign governmental or other public authorities, or judgment or decree of a court of competent jurisdiction (but excluding a court injunction against a Party’s performance) and not otherwise arising out of breach by such Party of this Agreement. In the event of the occurrence of such an event, the Party so affected shall give prompt written notice to the other Party, stating the period of time the occurrence is expected to continue and shall use best efforts to end the failure or delay and ensure that the effects of such Force Majeure are minimized.

8.8. Beneficiaries. No person, other than Bioamber or DuPont and their permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

8.9. Advice of Counsel. DuPont and Bioamber have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

8.10. No Trademark Rights. Except as provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “DuPont,” or any other trade name or trademark of DuPont or its Affiliates or “Bioamber,” or any other trade name or trademark of Bioamber or its Affiliates in connection with performance of this Agreement.

8.11. Waiver. No waiver of any rights or consent under this Agreement shall be deemed effective unless contained in writing signed by the Party charged with such waiver or consent, and no waiver of any breach or failure to perform shall be deemed a waiver of any future breach or failure to perform or any other right arising under this Agreement.

8.12. Headings. The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties

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IN WITNESS WHEREOF, the Parties have executed this Agreement.

Bioamber S.A.S.	E. I. du Pont de Nemours and Company

/s/ Jean-François Huc	/s/ [***]
Signature	Signature

Jean-François Huc	[***]
Printed Name	Printed Name

Director General	[***]
Title	Title

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SCHEDULE A

[***]

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SCHEDULE B

TECHNICAL REPORTS

[***]

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SCHEDULE C

Form of Press Release

Bioamber and DuPont Collaborate on Derivatives of Biobased Succinic Acid

Princeton, NJ – July 1, 2010 – Bioamber, a joint venture between DNP Green Technology and ARD, and E. I. du Pont de Nemours and Company (DuPont), have announced a strategic collaboration in the field of biobased derivatives of succinic acid. Under the terms of the agreement, Bioamber has licensed certain DuPont technology and DuPont has a right of first refusal to secure off-take from future commercial plants.

Bioamber, which recently commissioned the world’s first biobased succinic acid plant, is actively developing technologies to transform biobased succinic acid into value added derivative products. “DuPont’s technology will accelerate our development program and shorten our time to market” stated Jean-Francois Huc, President of DNP Green. “Our collaboration with DuPont will help ensure that we are first to market, and it could reduce the commercial risk associated with building large plants” he added.

About Bioamber

Bioamber is the joint venture between DNP Green Technology and Agro-industrie Recherches et Développements (ARD) that is dedicated to succinic acid. Bioamber possesses the only biobased succinic acid technology that has been proven at a commercial scale. Bioamber recently commissioned the world’s first and only biobased succinic acid plant in Pomacle, France. For more information, visit www.bio-amber.com

About DuPont

To be completed

About DNP Green Technology

DNP Green Technology is a private US company that produces renewable chemicals. Through numerous scientific and business partnerships, DNP Green Technology has built an extensive IP portfolio and know-how covering the production, purification and uses of biobased succinic acid and derivatives including modified PBS, a biodegradable polymer. DNP Green is actively developing other bio-based chemical platforms, leveraging industrial biotechnology and chemical synthesis to produce renewable chemicals and bio-based materials. The company has offices in Princeton, N.J., Shanghai, China and Montreal, Canada. For more information, visit www.dnpgreen.com

About ARD

ARD (Agro-Industrie Recherches et Développements) is the R&D centre of a large agro-industrial consortium based in Champagne-Ardenne, France. Member of the global-scale competitiveness cluster IAR (Industries and Agro-Resources), ARD adds value to and finds new outlets for agricultural crops. It develops innovative and competitive bio-based molecules produced in bio-refineries. With its subsidiary SOLIANCE, specialized in the production and commercialization of cosmetics active ingredients, ARD has 25 years of experience in biomass fractionation, bio-based chemistry, and industrial biotechnology. ARD and its affiliates employ over 130 people. For more information, please visit www.a-r-d.fr

For More Information:

Mike Hartmann

VP Corporate

DNP Green Technology

E-mail: mike.hartmann@dnpgreen.com

Phone +1 (514) 844-8000 x120

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AMENDMENT TO THE LICENSE AGREEMENT ENTERED INTO BETWEEN E. I. DU PONT DE NEMOURS AND COMPANY AND BIOAMBER S.A.S. AND ENTERED INTO FORCE AS OF JUNE 28, 2010

This Amendment Agreement (the Amendment”) is made as of February 18th, 2011 and is to be effective nunc pro tunc, as of June 28, 2010, between E.I. du Pont de Nemours and Company (“DuPont”) and BioAmber S.A.S. (“BioAmber”).

WHEREAS DuPont and BioAmber entered into a License Agreement which entered into force on June 28, 2010 (the “Agreement”);

WHEREAS the parties desire to amend the Agreement as set forth herein;

NOW THEREFORE, DuPont and BioAmber agree to amend the Agreement as follows:

1.	Sections 1.3 through 1.3.3, inclusive shall be replaced with the following:

1.3. “Confidential Information” means information disclosed by BioAmber hereunder when such is identified as the confidential information of BioAmber. Tangible embodiments of information shall be deemed as “identified as confidential information” if clearly labeled as “Confidential” or “Proprietary” or with some other legend or marking indicating the confidential nature of the information. Information that is disclosed verbally or by other non-tangible disclosure to DuPont shall be deemed as “identified as confidential information” if it is set forth by BioAmber in a writing clearly labeled “Confidential” or “Proprietary” or with some other legend or marking indicating the confidential nature of the information, and the writing is delivered to DuPont within fifteen (15) days of said verbal/non-written disclosure. Information disclosed verbally or by other non-written disclosure to DuPont shall be treated as Confidential Information during the fifteen (15) day period following such disclosure.

1.3.1. Information shall not be considered Confidential Information to the extent that any such information was (a) as of the date of disclosure to DuPont, known to DuPont and such knowledge can be substantiated by reasonable documentation; (b) as of the date of disclosure to DuPont, disclosed in published literature or generally available to the public; (c) after the date of disclosure to DuPont, disclosed in published literature or generally available to the public, other than by a breach by DuPont of the obligations of confidentiality and non-use set forth in this Agreement; (d) developed by DuPont independently from, and without exposure to, the information provided by BioAmber; or (e) obtained by DuPont from a third party without binder of secrecy, provided that such third party had no obligation of confidentiality to BioAmber or any of its Affiliates relating to the Confidential Information.

1.3.2. Information disclosed hereunder shall not be deemed to be within the exceptions merely set forth in Section 1.3.1 merely because such information is embraced by more general knowledge in the public domain or in DuPont’s possession. In addition, no combination of features shall be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in DuPont’s possession, but only if the combination itself and its principles of operation are in the public domain or in DuPont’s possession.

1.3.3. For the purposes of Sections 1.3 through 1.3.3, inclusive, “information” includes, without limitation, all information relating to existing and potential inventions (whether or not reduced to practice), discoveries, know-how, technologies, reports, data, results, observations, computer programs, patent applications, hypotheses, research directions,

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developments, improvements, drawings, designs, specifications, methodologies, algorithms, formulas, protocols, strategic plans, business plans, business opportunities, draft and/or final regulatory filings, customers, potential customers, suppliers, markets, contracts, prices, products, personnel, strategies, policies, systems, procedures, information, processes, research, applications, methods of manufacture and any other information relating to BioAmber or any of its Affiliates.

2.	Section 1.8 shall be deleted in its entirety.

3.	Section 1.19 shall be deleted in its entirety.

4.	Section 1.20 shall be replaced with the following:

1.20. “Representatives” means the directors, officers, employees, agents, contractors, and/or Affiliates of DuPont to whom DuPont needs to disclose Confidential Information in connection with the Parties’ performance under this Agreement.

5.	Section 6.6.2 shall be replaced with the following

6.6.2. Early termination of this Agreement shall not affect the rights and obligations of either Party incurred prior to termination. For example, obligations to make payments then due, and to maintain Confidential Information in confidence, shall survive termination. Upon termination, DuPont shall return Confidential Information to BioAmber, or destroy it, as BioAmber shall instruct, and cease any use of BioAmber Confidential Information.

6.	Article 4, Inclusive, shall be replaced with the following.

4.	CONFIDENTIAL INFORMATION

4.1. Confidentiality and Non-Use. Confidential Information disclosed by BioAmber to DuPont shall be maintained in strict confidence by DuPont and not used by DuPont for any purpose other than those authorized by this Agreement, for a fifteen (15) year period commencing from the Effective Date. Without limiting the foregoing, DuPont shall not use Confidential Information to compete with or adversely affect the business or operations of BioAmber or its Affiliates or those doing business with them. DuPont may disclose Confidential Information to DuPont’s Representatives on a “need to know” basis, so long as such Representatives agree to be bound by the obligations of confidentiality and non-use set forth in this Agreement or at least as strict as those set forth in this Agreement. DuPont shall be responsible for any breach of the obligations of confidentiality and non-use set forth in this Agreement by any of DuPont’s Representatives.

4.2. Required Disclosure. If DuPont is required by law to disclose any Confidential Information, DuPont shall (a) notify BioAmber of such requirement sufficiently in advance of such required disclosure in order to permit BioAmber to take steps to prevent such disclosure, and (b) prior to any disclosure consult with and assist BioAmber in obtaining a protective order or other appropriate measure. In any event, DuPont will disclose only that portion of the Confidential Information which is legally required and will use best efforts to assure that confidential treatment is accorded any Confidential Information so disclosed.

4.3. Equitable Relief. DuPont acknowledges that (a) the Confidential Information disclosed to DuPont by BioAmber is the trade secret information of BioAmber, (b) any breach of the obligations of confidentiality and/or non-use set forth herein may cause irreparable harm to BioAmber, (c) in the event of such breach, damages alone will not be an adequate remedy to BioAmber, and (d) in addition to all other remedies to which BioAmber may be entitled hereunder or otherwise, BioAmber may be entitled to injunctive relief, including specific performance, with respect to said obligations in any court of competent jurisdiction.

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4.4. Return of Confidential Information. Upon request by BioAmber at any time, DuPont will promptly destroyed or return to BioAmber (at BioAmber’s sole option) the original and all copies of all BioAmber’s Confidential Information and will, upon request, certify in writing to BioAmber as to DuPont’s compliance with this paragraph, except that DuPont may keep one (1) copy for archival purposes only.

4.5. No Grant of Rights. Except as expressly set forth in this Agreement, DuPont shall not be deemed to receive any right or license under any Confidential Information disclosed by BioAmber pursuant to this Agreement.

4.6. Press Release. Bioamber may not issue any press release, advertisement, or any other communication concerning this Agreement, without the express written consent of DuPont. The Parties agree to release a press release of the form attached to this Agreement as Schedule C after the exact wording of such a press release has been agreed to by the Parties. The exact wording of the press release shall be agreed to by the Parties within thirty (30) days of the Effective Date. The parties may issues future additional press releases as the Parties may agree.

7.	The Schedules A and B of the Agreement are deleted and replaced by the Schedules A and B attached hereto, which form an integral part hereof.

8.	The provisions of the Agreement not modified herein shall continue to be in force as stated in the Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this agreement as of the date first written above.

E. I. du Pont de Nemours and Company		BioAmber S.A.S.

By:	/s/ [***]	By:	/s/ Jean-François Huc
Signature		Jean-François Huc
President
[***]
Name and Title

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SCHEDULE A

[***]

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SCHEDULE B

TECHNICAL REPORTS

[***]

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